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                                  EXHIBIT 23.7

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         The undersigned, pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, hereby consents to being named as a person about to become a Director of FortuNet, Inc., a Nevada corporation {"FortuNet"), in the Prospectus that forms a part of the Registration Statement on Form S-1 of FortuNet (including amendments thereto) to be filed by FortuNet with the Securities and Exchange Commission in connection with the offering by FortuNet of shares of its common stock.

Dated: November 8, 2005.


                                                      /s/ James A. Jacobs
                                                --------------------------------
                                                James A. Jacobs